Exhibit 10.4

AMENDMENT NO. 1

TO

AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Rights Agreement (the “Rights Agreement”) dated as of July 29, 1999 between NOVOSTE CORPORATION, a Florida corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a banking corporation organized under the laws of New York, as rights agent (the “Rights Agent”), is entered into this 18th day of May, 2005.

WHEREAS, the Company and the Rights Agent are currently parties to the Rights Agreement and desire to amend the Rights Agreement on the terms and conditions hereinafter set forth;

WHEREAS, the Company, ONI Medical Systems, Inc., a Delaware corporation (“ONI”), and ONIA Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Subsidiary”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, the Merger Subsidiary will merge with and into ONI with ONI becoming a wholly owned subsidiary of the Company;

WHEREAS, on May 17, 2005 the Board of Directors of the Company resolved to amend the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger and other transactions specifically contemplated thereby; and

WHEREAS, for purposes of this Amendment, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Rights Agreement, as amended by this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendment to Section 1.

(a) Section 1(a) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(a):

“Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, neither ONI, the Merger Subsidiary, nor any of either such parties’ Affiliates or Associates shall be deemed to be an Acquiring Person solely by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Merger; or (iii) the consummation of any of the transactions specifically contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement.

In addition, notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that (i) the Merger Agreement has not been terminated pursuant to its terms, and (ii) as a result of the approval, execution or consummation of the Merger and/or the transactions contemplated thereby, Galen Partners IV, LP, Galen Partners International IV, LP, Galen Employee Fund IV, LP and Claudius IV, LLC, together with their Affiliates and Associates, becomes the Beneficial Owner of 15% or more of the outstanding Common Shares at the Effective Time, Galen Partners IV, LP, Galen Partners International IV, LP, Galen Employee Fund IV, LP and Claudius IV, LLC, together with their Affiliates and Associates, shall be deemed to be a “Qualified Exempt Person” and shall not be deemed an “Acquiring Person”; provided however, that if after the Effective Time, the Qualified Exempt Person becomes at any time the Beneficial Owner of an additional 2% of the Common Shares then outstanding in excess of the amount of the Common Shares such Qualified Exempt Person beneficially owned as of the Effective Time, then such Qualified Exempt Person shall be deemed an “Acquiring Person” hereunder as to all of their Common Shares beneficially owned. Notwithstanding the foregoing, a Qualified Exempt Person shall not become an “Acquiring Person” as a result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by a Qualified Exempt Person as of the Effective Time by an additional 2%, provided however, that if by reason of share purchases by the Company the proportionate number of Common Shares beneficially owned by a Qualified Exempt Person as of the Effective Time increases by an additional 2% of the outstanding Common Shares, and thereafter the Qualified Exempt Person shall become the Beneficial Owner of an additional 1% of the outstanding Common Shares, then the Qualified Exempt Person shall be deemed to be an “Acquiring Person” if such Qualified Exempt Person is then the Beneficial Owner of 15% or more of the outstanding Common Shares.”

(b) Section 1(i) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(i):

“Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, no Distribution Date shall be deemed to have occurred solely by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Merger; or (iii) the consummation of the transactions specifically contemplated by the Merger Agreement, each upon the terms and subject to the conditions of the Merger Agreement.”

(c) Section 1 of the Rights Agreement is hereby amended by inserting the following text after section 1(i) but before Section 1(j):

“(i-1) “Effective Time” shall mean the date that the Merger becomes effective pursuant to the terms and conditions of the Merger Agreement.”

(d) Section 1(l) of the Rights Agreement is hereby amended by adding the following sentence to the end of Section 1(l):

“Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, the term “Interested Shareholder” shall not include ONI or any of its Affiliates and Associates.”

(e) Section 1 of the Rights Agreement is hereby amended by inserting the following text after section 1(l) but before Section 1(m):

“(l-1) “Merger” shall mean the merger of the Merger Subsidiary with and into ONI pursuant to the terms and conditions of the Merger Agreement with ONI becoming a wholly owned subsidiary of the Company.”

(l-2) “Merger Agreement” shall mean the Agreement and Plan of Merger by and among the Company, the Merger Subsidiary and ONI, dated as of May 18, 2005, which sets forth the terms and conditions of the Merger.

(l-3) “Merger Subsidiary” shall mean ONIA Acquisition Corp., a wholly owned subsidiary of the Company.

(l-4) “ONI” shall mean ONI Medical Systems, Inc., a Delaware corporation.”

(f) Section 1(v) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(v):

“Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, no Shares Acquisition Date shall be deemed to have occurred solely by reason of: (i) the approval, execution or delivery of the Merger Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Merger; or (iii) the consummation of the transactions specifically contemplated thereby, each upon the terms and subject to the conditions of the Merger Agreement.”

(g) Section 1(x) of the Rights Agreement is hereby amended by adding the following new paragraph to the end of Section 1(x):

“Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, no Transaction shall be deemed to have occurred solely by reason of: (i) the approval, execution or delivery of the Merger

Agreement, including any amendment or supplement thereto; (ii) the announcement or consummation of the Merger; or (iii) the consummation of the transactions specifically contemplated thereby, each upon the terms and subject to the conditions of the Merger Agreement.”

2. Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, none of the (i) approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement, (iii) the acquisition of Common Shares in accordance with the Merger Agreement pursuant to the Merger or (iv) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a)(ii).”

3. Amendment to Section 13(e). Section 13(e) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, and provided that the Merger Agreement has not been terminated pursuant to its terms, the provisions of this Section 13 shall not be applicable to the Merger.”

4. Effective Date. This Amendment shall become effective as of the date first above written.

5. Other Terms Unchanged. The Rights Agreement, as amended by this Amendment, shall remain and continue in full force and effect and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Rights Agreement after the date first set forth above shall be deemed to be a reference to the Rights Agreement, as amended by this Amendment.

6. Benefits. Nothing in the Rights Agreement, as amended by this Amendment, shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under the Rights Agreement, as amended by this Amendment; but the Rights Agreement, as amended by this Amendment, shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

7. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

8. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State.

9. Counterparts. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

10. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of the Amendment as well as any facsimile, telecopy or other reproduction thereof.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

NOVOSTE CORPORATION

By:	/s/ Alfred J. Novak
Name:	Alfred J. Novak
Title:	President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Isaac J. Kagan
Name:	Isaac J. Kagan
Title:	Vice President